SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Northern Lights Fund Trust
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EAGLE ENERGY INFRASTRUCTURE FUND

a series of

Northern Lights Fund Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

(631) 490-4300

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held September 26, 2025

Dear Shareholders:

The Board of Trustees of the Northern Lights Fund Trust, an open-end management investment company organized as a Delaware statutory trust, has called a special meeting of the shareholders of the Eagle Energy Infrastructure Fund (the “Fund”), to be held at the offices of the Trust’s administrator, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on September 26, 2025 at 10:00 a.m., Eastern Time, for the following purposes:

1.	To approve a new investment co-advisory agreement (“New Co-Advisory Agreement”) by and between the Trust, on behalf of the Fund, Princeton Fund Advisors, LLC and Eagle Global Advisors, LLC, the current investment co-advisers to the Fund. No fee increase is proposed.

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on July 18, 2025 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 26, 2025.

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including the proposed co-advisory agreement) and Proxy Voting Ballot are available at vote.proxyonline.com/Princeton/docs.

By Order of the Board of Trustees

Kevin Wolf

President

August 12, 2025

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please complete the enclosed proxy and return it promptly in the accompanying envelope or by calling the number listed on your proxy card, whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person.

EAGLE ENERGY INFRASTRUCTURE FUND

a series of

Northern Lights Fund Trust

with its principal offices at

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To Be Held September 26, 2025

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board” or the “Trustees”) of the Northern Lights Fund Trust (the “Trust”) on behalf of the Eagle Energy Infrastructure Fund (the “Fund”), for use at the Special Meeting of Shareholders of the Trust (the “Meeting”) to be held at the offices of the Trust’s administrator, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 on September 26, 2025 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof. The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about August 18, 2025.

The Meeting has been called by the Board of Trustees of the Trust for the following purposes:

1.	To approve a new investment co-advisory agreement (“New Co-Advisory Agreement”) by and between the Trust, on behalf of each Fund, Princeton Fund Advisors, LLC, and Eagle Global Advisors, LLC, the current investment co-advisers to the Fund. No fee increase is proposed.

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on July 18, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of each Fund’s most recent annual or semi-annual report, including financial statements and schedules, is available at no charge by sending a written request to the Fund, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246 or by calling 1-800-488-8035.

PROPOSAL I

APPROVAL OF A NEW INVESTMENT CO-ADVISORY AGREEMENT BY AND BETWEEN

THE TRUST, PRINCETON FUND ADVISORS, LLC AND EAGLE GLOBAL ADVISORS, LLC

Background and Information

The primary purpose of this proposal is to enable Princeton Fund Advisors, LLC (“Princeton”) and Eagle Global Advisors, LLC (“Eagle”) to continue to serve as the investment co-advisers to the Fund (the “Co-Advisers”). Princeton and Eagle currently serve as investment co-advisers to the Fund pursuant to an investment advisory agreement (the “Current Co-Advisory Agreement”). Princeton and Eagle have served as the Fund’s investment co-advisers since the Fund commenced operations.

Princeton is a limited liability company that is governed by a Board of Managers. Currently Princeton’s Board of Managers is composed of one Manager, Greg Anderson. All management decisions of Princeton are controlled by Mr. Anderson. Under Princeton’s organizational documents, the ability to make management and policy decisions relating to Princeton’s business is solely entrusted to its Board of Managers and the Board of Managers, not shareholders, solely has the ability to add Managers. Shareholders of Princeton do not have the ability to vote for Managers or other corporate actions. Mr. Anderson would like to name four additional individuals to Princeton’s Board of Managers. These individuals are Mark Penske, Jim Dickson, Eric Clarke and G. Mike Mikan. The addition of four Managers to Princeton’s Board of Managers (the “Restructuring”) may be deemed to constitute a change in control of Princeton and therefore an “assignment” of the Current Advisory Agreement for purposes of the Investment Company Act of 1940 (the “1940 Act”). The 1940 Act further states that an assignment of an investment advisory agreement causes the which results in the automatic termination of the investment advisory agreement. As a result, the Current Co-Advisory Agreement will automatically terminate by its terms as required by the 1940 Act when the Restructuring occurs.

At a meeting on June 25-26, 2025 (the “Board Meeting”), the Board approved a new investment advisory agreement with Princeton and Eagle for the Fund (the “New Co-Advisory Agreement”), subject to shareholder approval. The 1940 Act requires that investment advisory agreements such as the New Co-Advisory Agreement be approved by a vote of a majority of the outstanding shares of the Fund. Therefore, shareholders of the Fund are being asked to approve the proposed New Co-Advisory Agreement with Princeton and Eagle.

The terms of the New Co-Advisory Agreement for the Fund are identical in all material respects to those of the Fund’s Current Co-Advisory Agreement.

There will be no changes to the Fund’s investment objectives, principal strategies or risks, and no changes to the current investment sub-advisory fees or arrangements, as a result of the New Co-Advisory Agreement.

Information about Co-Advisers

Princeton located at 1580 Lincoln Street Suite 680, Denver, CO 80203, serves as investment co-adviser to the Fund. Subject to the oversight of the Board, Princeton is responsible for management of the Fund’s investment portfolio in cooperation with the other co-adviser. Princeton is jointly responsible for assuring that investments are made according to the Fund’s investment objective, policies and restrictions. Princeton was established in 2011. As of March 31, 2025, it had approximately $2.9 billion in total assets under management.

Eagle located at 1330 Post Oak Blvd, Suite 3000, Houston, TX 77056, serves as investment co-adviser to the Fund. Subject to the oversight of the Board, Eagle is responsible for management of the Fund’s investment portfolio in cooperation with Princeton. Eagle is responsible for selecting investments and assuring that investments are made according to the Fund’s investment objective, policies and restrictions. Eagle was established in 1996 for the purpose of advising individuals and institutions. As of March 31, 2025, it had approximately $2.9 billion total assets under management, including non-discretionary assets.

The Co-Advisory Agreement

Under the terms of the Current Co-Advisory Agreement, the Co-Advisers are entitled to receive an annual fee from the Fund equal 1.25% to the Fund’s average daily net assets.

For such compensation, the Co-Advisers, at their expense, continuously furnishes an investment program for the Fund, makes investment decisions on behalf of the Fund, and places all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objective, policies, and restrictions and such policies as the Trustees may determine. The Board, consisting solely of Independent Trustees (as defined in the 1940 Act), unanimously approved the Current Co-Advisory Agreement with respect to the Fund, prior to it being amended, at a meeting held on June 25-26, 2025.

Subject to shareholder approval and completion of the Restructuring, the Trust will enter into the New Co-Advisory Agreement, on behalf of the Fund, with the Co-Advisers. The terms and conditions of the New Advisory Agreement are identical in all material respects to those of the Current Co-Advisory Agreement. The dates of its execution, effectiveness, and termination are changed. If the New Co-Advisory Agreement with Princeton and Eagle was not approved by the shareholders of the Fund or the other mutual funds managed by Princeton, the Board, Princeton and Eagle will consider other options, including a new or modified request for shareholder approval of a new co-advisory agreement.

The effective date of the New Co-Advisory Agreement for the Fund will be the date of the Restructuring. The New Co-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Trustees at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Trust. The New Co-Advisory Agreement automatically terminates on assignment and is terminable upon notice by the Fund. In addition, the New Co-Advisory Agreement may be terminated upon 60 days’ notice by the Advisers given the Fund. In the event the Advisers cease to manage the Fund, the right of those Fund to use the identifying name of “Princeton” or “Eagle” may be withdrawn.

The New Co-Advisory Agreement, like the Current Co-Advisory Agreement, provides that the Co-Advisers shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The New Co-Advisory Agreement is attached as Appendix A. You should read the New Co-Advisory Agreement. The description in this Proxy Statement of the New Co-Advisory Agreement is only a summary.

Information Concerning Princeton and Eagle

Princeton is a limited liability company organized under the laws of the State of Delaware and located at 1580 Lincoln Street, Suite 680, Denver, CO 80203. The names, titles, addresses, and principal occupations of the current principal executive officer and each Manager of Princeton are set forth below:

Name and Address*:	Title:	Principal Occupation:
Greg Anderson	Manager and President	Portfolio Manager; Princeton Fund Advisors, LLC (Manager and President)

*	Each officer address is in care of Princeton, 1580 Lincoln Street, Suite 680, Denver, CO 80203.

Eagle is a limited liability company organized under the laws of the State of Texas and located at 1330 Post Oak Blvd., Suite 3000, Houston, TX 77056. The names, titles, addresses, and principal occupations of the current principal executive officer and each Manager of Eagle are set forth below:

Name and Address*:	Title:	Principal Occupation:
Edward Allen	Managing Member/Senior Partner	Same
Steven Russo	Managing Member/Senior Partner/CCO	Same
John Gualy	Managing Member/Senior Partner	Same

*	Each officer address is in care of Eagle, 1330 Post Oak Blvd., Suite 3000, Houston, TX 77056.

For the fiscal years ended April 30, 2024, under the Current Co-Advisory Agreement and subject to an expense limitation agreement between Princeton, Eagle and the Trust, Princeton and Eagle received management fees after waiver or recapture of $1,162,453.

Evaluation by the Board of Trustees

At the Board Meeting, the Board deliberated whether to approve the New Co-Advisory Agreement with the Advisers. The Trustees relied upon the advice of independent legal counsel, and their own business judgment in determining the material factors to be considered in evaluating the New Co-Advisory Agreement and the weight to be given to each such factor. The Trustees’ conclusions were based on an evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the Agreements. The following summarizes the Trustees’ review process and the information on which their conclusions were based:

Nature, Extent and Quality of Service. The Trustees observed that Princeton was founded in 2011 with approximately $854 million in assets under management (“AUM”). The Trustees acknowledged that Princeton researches and evaluates liquid alternative strategies and managers whose strategy can meet the requirements of a mutual fund or be modified to meet the requirements of a mutual fund to be made available for investors looking for non-traditional investment options. They noted that Princeton develops its own alternative strategies to meet mutual fund standards when it determines there is a demand for such strategy. The Trustees reviewed the education and financial industry experience of the investment personnel responsible for servicing the Fund. They noted that Princeton’s Chief Executive Officer had retired in the prior year and one of the compliance officers had been replaced with an experienced financial professional. The Trustees stated that they believed these changes did not have any negative effect on Princeton’s services. The Trustees expressed their satisfaction with Princeton’s intention to continue its current focus on risk management. They discussed Princeton’s process for monitoring compliance with each Fund’s investment limitations, by reviewing diversification and liquidity requirements, and maintaining and reviewing a compliance tracking system of items. The Trustees noted that Princeton selected broker-dealers based on its best execution policy with a focus on certain factors including, but not limited to, execution efficiency and timing, the viability of the broker-dealer and responsiveness. They considered Princeton’s cyber-security protocols and its use of a third-party service provider to monitor its technology infrastructure. They noted that Princeton reported no cyber security incidents in the past year, or any material enhances in its program, but Princeton carries cybersecurity insurances and has policies to cover protocols for employee cyber training, dual authentication, frequent password changes, incoming and outgoing email, and anti-virus software. The Trustees noted that Princeton does not utilize artificial intelligence in its investment process. The Trustees acknowledged that the Securities and Exchange Commission had issued a deficiency letter to Princeton in September 2024 related to a private fund it manages and unrelated to its mutual funds, which was addressed by Princeton. They further noted Princeton had no material compliance issues or litigation issues since the previous advisory agreement approval. The Trustees concluded that they expect Princeton to continue providing high quality services to the Fund and their shareholders.

Performance. The Trustees noted that the Fund has approximately $242 million in AUM and had raised $138 million from the prior year. They further noted the Fund received a four-start fund rating in the energy limited partner area by Morningstar. The Trustees acknowledged the Fund had generated 4% income. The Trustees noted the Sortino ratios and standard deviation indicated that the Fund has performed well. The Trustees concluded that Princeton should be retained for the Fund.

Fees and Expenses. The Trustees noted that the advisory fee of 1.25% with respect to the Fund ranked in the 79th percentile in its Broadridge generated peer group. They further noted that the advisory fee was higher than the Fund’s peer group and Morningstar category medians and averages but there were three funds in the peer group that maintained the same advisory fee of 1.25%. The Trustees acknowledged that Princeton agreed that it would continue to have an expense limitation in place for the Fund. The Trustees concluded that the Fund’s advisory fee was not unreasonable.

Economies of Scale. The Trustees considered whether economies of scale will be reached with respect to the management of the Fund.

Profitability. The Trustees considered the anticipated profits Princeton and Eagle would realize in connection with managing the Fund and whether the estimated amount of profit is a fair entrepreneurial profit with respect to the services to be provided to the Fund.

Conclusion. Having requested and received such information from the Advisers as the Board believed to be reasonably necessary to evaluate the terms of the Co-Advisory Agreement, and as assisted by the advice of Counsel, the Board concluded that the advisory fee structure is reasonable, and that approval of the Co-Advisory Agreement is in the best interests of the shareholders of the Fund.

As a result of their considerations, the Board of Trustees, determined that the proposed New Co-Advisory Agreement is in the best interests of the Fund and its shareholders. Accordingly, the Board of Trustees unanimously approved the New Co-Advisory Agreement and voted to recommend it to shareholders for approval.

Section 15(f) of the 1940 Act

Because the Closing may be considered to result in a change in control of the Co-Adviser under the 1940 Act resulting in the termination (due to a deemed assignment) of the Former Co-Advisory Agreement, the Adviser intends for the Closing to come within the safe harbor provided by Section 15(f) of the 1940 Act, which permits an investment adviser of a registered investment company (or any affiliated persons of the investment adviser) to receive any amount or benefit in connection with a sale of an interest in the investment adviser that results in an assignment of an investment advisory contract, provided that the following two conditions are satisfied.

First, an “unfair burden” may not be imposed on the investment company as a result of the sale of the interest, or any express or implied terms, conditions or understandings applicable to the sale of the interest. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period following the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of the adviser (as defined in the 1940 Act), receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services). The Adviser has confirmed for the Board that the Closing will not impose an unfair burden on the Funds within the meaning of Section 15(f) of the 1940 Act.

Second, during the three-year period following the Closing, at least 75% of the members of the investment company’s board of trustees cannot be “interested persons” (as defined in the 1940 Act) of the investment adviser (or predecessor adviser). At the present time, 66.7% of the Trustees are classified as Independent Trustees, i.e., not interested persons of the Trust. The Board has committed to ensuring that at least 75% of the Trustees would not be “interested persons” of the Adviser for a period of three years after the Closing.

Accordingly, the Board of Trustees of the Trust recommends that shareholders of each Fund vote “FOR” approval of the New Co-Advisory Agreement.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a non-diversified series of the Northern Lights Fund Trust, an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust on January 19, 2005. The Trust’s principal executive offices are located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. The Board of Trustees supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. The Fund currently retains Princeton and Eagle as Fund managers and investment co-advisers. Northern Lights Distributors, LLC, located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022, serves as principal underwriter and distributor of the Fund. Ultimus Fund Services, LLC provides the Fund with transfer agent, accounting, and administrative services. Northern Lights Compliance Services, located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, provides the Fund with the services of a chief compliance officer and supporting compliance services.

THE PROXY

The Board of Trustees solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted: for approval of the proposed New Co-Advisory Agreement and, at the discretion of the holders of the proxy, on any other matter that may come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the President of the Trust revoking the proxy, or (3) attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

As of the Record Date, there were the number of shares of beneficial interest of the Fund issued and outstanding as set forth below:

Voting Securities Outstanding
Class A	Class C	Class I	Class N
1,382,424	773,278	14,366,274	4,471,764

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on Proposal 1. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the proposed New Co-Advisory Agreement with respect to the Fund. As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

Broker non-votes and abstentions will be considered present for purposes of determining the existence of a quorum and the number of shares of the Fund represented at the Meeting, but they are not affirmative votes for any proposal. As a result, with respect to approval of the proposed New Co-Advisory Agreement, non-votes and abstentions will have the same effect as a vote against the proposal because the required vote is a percentage of the shares present or outstanding.

Security Ownership of Management AND
Certain Beneficial Owners

To the best knowledge of the Trust, except as listed below, there were no Trustees or officers of the Trust or other shareholders who were the beneficial owners of more than 5% of the outstanding shares of the Fund on the Record Date. As of the Record Date, the Trust knows of no other person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that beneficially owns more than 5% of the outstanding shares of any Fund.

The record owners of more than 5% of the outstanding shares of each Fund on the Record Date are listed in the following table.

Name & Address	Shares	Percentage of Fund
Class A Shares Charles Schwab 211 Main Street San Francisco, CA 94105	302,773	22.12%
RBC Capital Markets 250 Nicollet Mall, Suite 1400 Minneapolis, MN 55401	214,942	15.55%
LPL Financial 4707 Executive Drive San Diego, CA 92121	116,044	8.39%
Raymond James 880 Carillon Parkway St. Petersburg, FL 33716	91,257	6.60%

Name & Address	Shares	Percentage of Fund
Pershing LLC PO Box 2052 Jersy City, NJ 07303	69,731	5.04%
Class C Shares Charles Schwab 211 Main Street San Francisco, CA 94105	155,500	20.11%
RBC Capital Markets 250 Nicollet Mall, Suite 1400 Minneapolis, MN 55401	139,795	18.08%
LPL Financial 4707 Executive Drive San Diego, CA 92121	103,502	13.38%
Pershing LLC PO Box 2052 Jersy City, NJ 07303	43,368	5.61%
Class I Shares LPL Financial 4707 Executive Drive San Diego, CA 92121	4,629,393	32.22%
RBC Capital Markets 250 Nicollet Mall, Suite 1400 Minneapolis, MN 55401	1,458,339	10.15%
Charles Schwab 211 Main Street San Francisco, CA 94105	1,341,226	9.34%
Class N Shares National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	975,768	21.81%
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	693,029	15.50%
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	357,349	7.99%
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	336,962	7.54%
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	226,072	5.06%

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval. As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of each Fund as of the Record Date. As a result, the Trustees and officers as a group are not deemed to control the Fund.

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required. Any shareholder proposal should be sent to Stephanie Shearer Secretary, Northern Lights Fund Trust, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246.

COST OF SOLICITATION

The Board of Trustees of the Trust is making this solicitation of proxies. The Trust has engaged EQ, a proxy solicitation firm (the “Proxy Solicitor”), to assist in the solicitation. The estimated fees anticipated to be paid to the Proxy Solicitor for solicitation services are approximately $10,000. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the meeting and the cost of soliciting proxies will be borne by Princeton and Eagle. In addition to solicitation by mail, the Trust will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and Princeton and Eagle will reimburse them for their expenses in so doing. Certain officers, employees and agents of the Trust and Princeton and Eagle may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Trust’s Board of Trustees knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at (631) 470-2600, or write the Trust at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246.

Important Notice Regarding the Availability of Proxy materials for the Shareholder Meeting to be Held on September 26, 2025

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including a copy of the proposed co-advisory agreement), and Proxy Card are available at vote.proxyonline.com/Princeton/docs.

BY ORDER OF THE BOARD OF TRUSTEES

Kevin Wolf, President

Dated August 12, 2025

Please date and sign the enclosed proxy and return it promptly in the enclosed reply envelope OR CALL THE NUMBER LISTED ON YOUR PROXY CARD.

Appendix A

INVESTMENT ADVISORY AGREEMENT

Between

NORTHERN LIGHTS FUND TRUST

and

PRINCETON FUND ADVISORS, LLC

and

EAGLE GLOBAL ADVISORS, LLC

AGREEMENT (the “Agreement”), made as of [XXX], 2025 between Northern Lights Fund Trust, a Delaware statutory trust (the “Trust”), and Princeton Fund Advisors, LLC a Delaware limited liability company (a “Co-Adviser” or “Princeton”) located at 1580 Lincoln Street, Suite 680, Denver, CO 80203 and Eagle Global Advisors, LLC, a Texas limited liability company (a “Co-Adviser” or “Eagle”)

RECITALS:

WHEREAS, the Trust is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, each having its own investment objective or objectives, policies and limitations;

WHEREAS, the Trust offers shares in the series named on Appendix A hereto (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 1.3, being herein referred to as a “Fund,” and collectively as the “Funds”);

WHEREAS, each Co-Adviser is or soon will be registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Trust desires to retain each Co-Adviser to render investment advisory services to the Trust with respect to each Fund in the manner and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Services of each Co-Adviser.

1.1 Investment Advisory Services. The Co-Advisers shall each act as an investment adviser to the Fund and provide the following services, with a Co-Adviser to execute such specific service or services as the Co-Advisers shall determine among themselves, (i) obtain and evaluate such information relating to the economy, industries, business, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of the Fund in a manner consistent with its investment objective(s), policies and restrictions, and (iii) determine from time to time securities to be purchased, sold, retained or lent by the Fund, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Co-Adviser(s) will place orders pursuant to investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) the Co-Adviser placing the orders will attempt to obtain the best price and execution of its orders, and (b) each may nevertheless at its discretion purchase and sell portfolio securities from and to brokers who provide the Co-Adviser with research, analysis, advice and similar services and pay such brokers in return a higher commission than may be charged by other brokers.

The Trust hereby authorizes any entity or person associated with a Co-Adviser, which is a member of a national securities exchange, to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

The Co-Advisers shall carry out duties with respect to the Fund’s investments in accordance with applicable law and the investment objectives, policies and restrictions set forth in the Fund’s then-current Prospectus and Statement of Additional Information, and subject to such further limitations as the Trust may from time to time impose by written notice to the Co-Advisers.

1.2 Administrative Services. The Trust has engaged the services of an administrator. The Co-Advisers shall each provide such additional administrative services as reasonably requested by the Board of Trustees or officers of the Trust; provided, that each Co-Adviser shall not have any obligation to provide under this Agreement any direct or indirect services to Trust shareholders, any services related to the distribution of Trust shares, or any other services which are the subject of a separate agreement or arrangement between the Trust and each or both Co-Advisers. Subject to the foregoing, in providing administrative services hereunder, each Co-Advisers shall:

1.2.1 Office Space, Equipment and Facilities. Provide such office space, office equipment and office facilities as are adequate to fulfill the Co-Adviser’s obligations hereunder.

1.2.2 Personnel. Provide, without remuneration from or other cost to the Trust, the services of individuals competent to perform the administrative functions which are not performed by employees or other agents engaged by the Trust or by the Co-Adviser acting in some other capacity pursuant to a separate agreement or arrangement with the Trust.

1.2.3 Agents. Assist the Trust in selecting and coordinating the activities of the other agents engaged by the Trust, including the Trust’s shareholder servicing agent, custodian, administrator, independent auditors and legal counsel.

1.2.4 Trustees and Officers. Authorize and permit the Co-Adviser’s directors, officers and employees who may be elected or appointed as Trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust.

1.2.5 Books and Records. Assure that all financial, accounting and other records required to be maintained and preserved by the Co-Adviser on behalf of the Trust are maintained and preserved by it in accordance with applicable laws and regulations.

1.2.6 Reports and Filings. Assist in the preparation of (but not pay for) all periodic reports by the Fund to its shareholders and all reports and filings required to maintain the registration and qualification of the Funds and Fund shares, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws.

1.3 Additional Series. In the event that the Trust establishes one or more series after the effectiveness of this Agreement (“Additional Series”), Appendix A to this Agreement may be amended to make such Additional Series subject to this Agreement upon the approval of the Board of Trustees of the Trust and the shareholder(s) of the Additional Series, in accordance with the provisions of the Act. The Trust, or either, or both Co-Advisers may elect not to make any such series subject to this Agreement

1.4 Change in Management or Control. Each Co-Adviser shall provide at least sixty (60) days’ prior written notice to the Trust of any change in the ownership or management of the Co-Adviser, or any event or action that may constitute a change in “control,” as that term is defined in Section 2 of the Act. Each Co-Adviser shall provide prompt notice of any change in the portfolio manager(s) responsible for the day-to-day management of the Funds.

2.	Expenses of the Funds.

2.1 Expenses to be Paid by the Co-Advisers. Each Co-Adviser shall pay all salaries, expenses and fees of the officers, Trustees and employees of the Trust who are officers, directors, members or employees of the Co-Adviser.

In the event that a Co-Adviser pays or assumes any expenses of the Trust not required to be paid or assumed by the Co-Adviser under this Agreement, the Co-Adviser shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve either Co-Adviser of any obligation to the Fund(s) under any separate agreement or arrangement between the parties.

2.2 Expenses to be Paid by the Fund. Each Fund shall bear all expenses of its operation, except those specifically allocated to a Co-Adviser under this Agreement or under any separate agreement between the Trust and a Co-Adviser. Subject to any separate agreement or arrangement between the Trust and a Co-Adviser, the expenses hereby allocated to the Fund, and not to a Co-Adviser, include but are not limited to:

2.2.1 Custody. All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of the Fund’s cash, securities, and other property.

2.2.2 Shareholder Servicing. All expenses of maintaining and servicing shareholder accounts, including but not limited to the charges of any shareholder servicing agent, dividend disbursing agent, transfer agent or other agent engaged by the Trust to service shareholder accounts.

2.2.3 Shareholder Reports. All expenses of preparing, setting in type, printing and distributing reports and other communications to shareholders.

2.2.4 Prospectuses. All expenses of preparing, converting to EDGAR format, filing with the Securities and Exchange Commission or other appropriate regulatory body, setting in type, printing and mailing annual or more frequent revisions of the Fund’s Prospectus and Statement of Additional Information and any supplements thereto and of supplying them to shareholders.

2.2.5 Pricing and Portfolio Valuation. All expenses of computing the Fund’s net asset value per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Fund’s investment portfolio.

2.2.6 Communications. All charges for equipment or services used for communications between each Co-Adviser or the Trust and any custodian, shareholder servicing agent, portfolio accounting services agent, or other agent engaged by the Trust.

2.2.7 Legal and Accounting Fees. All charges for services and expenses of the Trust’s legal counsel and independent accountants.

2.2.8 Trustees’ Fees and Expenses. All compensation of Trustees other than those affiliated with a Co-Adviser, all expenses incurred in connection with such unaffiliated Trustees’ services as Trustees, and all other expenses of meetings of the Trustees and committees of the Trustees.

2.2.9 Shareholder Meetings. All expenses incidental to holding meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitations therefor.

2.2.10 Federal Registration Fees. All fees and expenses of registering and maintaining the registration of the Fund under the Act and the registration of the Fund’s shares under the Securities Act of 1933 (the “1933 Act”), including all fees and expenses incurred in connection with the preparation, converting to EDGAR format, setting in type, printing, and filing of any Registration Statement, Prospectus and Statement of Additional Information under the 1933 Act or the Act, and any amendments or supplements that may be made from time to time.

2.2.11 State Registration Fees. All fees and expenses of taking required action to permit the offer and sale of the Fund’s shares under securities laws of various states or jurisdictions, and of registration and qualification of the Fund under all other laws applicable to the Trust or its business activities (including registering the Trust as a broker-dealer, or any officer of the Trust or any person as agent or salesperson of the Trust in any state).

2.2.12 Confirmations. All expenses incurred in connection with the issue and transfer of Fund shares, including the expenses of confirming all share transactions.

2.2.13 Bonding and Insurance. All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees of the Trust, including, without limitation, such bond, liability and other insurance expenses that may from time to time be allocated to the Fund in a manner approved by its Trustees.

2.2.14 Brokerage Commissions. All brokers’ commissions and other charges incident to the purchase, sale or lending of the Fund’s portfolio securities.

2.2.15 Taxes. All taxes or governmental fees payable by or with respect to the Fund to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.

2.2.16 Trade Association Fees. All fees, dues and other expenses incurred in connection with the Trust’s membership in any trade association or other investment organization.

2.2.18 Compliance Fees. All charges for services and expenses of the Trust’s Chief Compliance Officer.

2.2.19 Nonrecurring and Extraordinary Expenses. Such nonrecurring and extraordinary expenses as may arise including the costs of actions, suits, or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees and agents.

3.	Co-Advisory Fee.

As compensation for all services rendered, facilities provided and expenses paid or assumed by the Co-Advisers under this Agreement, the Fund shall pay the Co-Adviser Princeton Fund Advisors, LLC in total (who shall be responsible for paying Eagle Global Advisors their portion of the advisory fee) on the last day of each month, or as promptly as possible thereafter, a fee calculated by applying a monthly rate, based on an annual percentage rate, to the Fund’s average daily net assets for the month. The total annual percentage rate applicable to the Fund is set forth in Appendix A to this Agreement, as it may be amended from time to time in accordance with Section 1.3 of this Agreement. If this Agreement shall be effective for only a portion of a month with respect to a Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund. The total Co-Advisory fees shall be divided among the Co-Advisers as they agree among themselves.

4.	Proxy Voting.

The Co-Advisers, as they shall determine among themsleves, will vote, or make arrangements to have voted, all proxies solicited by or with respect to the issuers of securities in which assets of a Fund may be invested from time to time. Such proxies will be voted in a manner that a Co-Adviser deems, in good faith, to be in the best interest of the Fund and in accordance with its proxy voting policy. Each Co-Adviser agrees to provide a copy of its proxy voting policy to the Trust prior to the execution of this Agreement, and any amendments thereto promptly.

5.	Records.

5.1 Tax Treatment. The Trust shall maintain, or arrange for others to maintain, the books and records of the Trust in such a manner that treats the Fund as a separate entity for federal income tax purposes.

5.2 Ownership. All records required to be maintained and preserved by the Trust pursuant to the provisions or rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and maintained and preserved by a Co-Adviser on behalf of the Trust are the property of the Trust and shall be surrendered by the Co-Adviser promptly on request by the Trust; provided, that a Co-Adviser may at its own expense make and retain copies of any such records.

6.	Reports to Co-Advisers.

The Trust shall furnish or otherwise make available to the Co-Advisers such copies of the Fund’s Prospectus, Statement of Additional Information, financial statements, proxy statements, reports and other information relating to its business and affairs as each Co-Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

7.	Reports to the Trust.

The Co-Advisers shall prepare and furnish to the Trust such reports, statistical data and other information in such form and at such intervals as the Trust may reasonably request.

8.	Code of Ethics.

Each Co-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this Agreement is in effect, each Co-Adviser will provide to the Board of Trustees of the Trust a written report that describes any issues arising under the code of ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Co-Adviser has adopted procedures reasonably necessary to prevent “access persons” (as that term is defined in Rule 17j-1) from violating the code.

9.	Retention of Sub-Adviser.

Not applicable.

10.	Services to Other Clients.

Nothing herein contained shall limit the freedom of a Co-Adviser or any affiliated person of a Co-Adviser to render investment management and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

11.	Limitation of Liability of each Co-Adviser and its Personnel.

Neither a Co-Adviser nor any director, manager, officer or employee of the Co-Adviser performing services for the Trust at the direction or request of the Co-Adviser in connection with the Co-Adviser’s discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with any matter to which this Agreement relates, and each Co-Adviser shall not be responsible for any action of the Trustees of the Trust in following or declining to follow any advice or recommendation of the Co-Adviser; PROVIDED, that nothing herein contained shall be construed (i) to protect a Co-Adviser against any liability to the Trust or its shareholders to which the Co-Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Co-Adviser’s duties, or by reason of the Co-Adviser’s reckless disregard of its obligations and duties under this Agreement, or (ii) to protect any director, manager, officer or employee of the Co-Adviser who is or was a Trustee or officer of the Trust against any liability of the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office with the Trust.

12.	Effect of Agreement.

Nothing herein contained shall be deemed to require to the Trust to take any action contrary to its Declaration of Trust or its By-Laws or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of the Trust of their responsibility for and control of the conduct of the business and affairs of the Trust.

13.	Term of Agreement.

The term of this Agreement shall begin as of the date and year upon which the Fund listed on Appendix A commences investment operations, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years. Thereafter, this Agreement shall continue in effect with respect to the Fund from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to a Fund is approved at least anually by vote of the holders of a majority of the outstanding voting securities of the Fund or by the Trustees of the Trust; PROVIDED, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto. Each Co-Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

14.	Amendment or Assignment of Agreement.

Any amendment to this Agreement shall be in writing signed by the parties hereto; PROVIDED, that no such amendment shall be effective unless authorized (i) by resolution of the Trustees of the Trust, including the vote or written consent of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, and (ii) by vote of a majority of the outstanding voting securities of the Fund affected by such amendment as required by applicable law. This Agreement shall terminate automatically and immediately in the event of its assignment.

15.	Termination of Agreement.

This Agreement may be terminated as to any Fund at any time by any party hereto, without the payment of any penalty, upon sixty (60) days’ prior written notice to the other parties; PROVIDED, that in the case of termination by any Fund, such action shall have been authorized (i) by resolution of the Trust’s Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, or (ii) by vote of majority of the outstanding voting securities of the Fund.

16.	Use of Name.

The Trust is named the Northern Lights Fund Trust and the Fund may be identified, in part, by the name “Northern Lights.”

17.	Declaration of Trust.

Each Co-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust’s Declaration of Trust and agrees that the obligations assumed by the Trust or a Fund, as the case may be, pursuant to this Agreement shall be limited in all cases to the Trust or a Fund, as the case may be, and its assets, and each Co-Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. In addition, each Co-Adviser shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. Each Co-Adviser understands that the rights and obligations of any Fund under the Declaration of Trust are separate and distinct from those of any and all other Funds. Each Co-Adviser further understands and agrees that no Fund of the Trust shall be liable for any claims against any other Fund of the Trust and that a Co-Adviser must look solely to the assets of the pertinent Fund of the Trust for the enforcement or satisfaction of any claims against the Trust with respect to that Fund.

18.	Confidentiality.

Each Co-Adviser agrees to treat all records and other information relating to the Trust and the securities holdings of the Fund as confidential and shall not disclose any such records or information to any other person besides professional counsel unless (i) the Board of Trustees of the Trust has approved the disclosure or (ii) such disclosure is compelled by law. In addition, each Co-Adviser and the Co-Adviser’s officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings. Each Co-Adviser agrees that, consistent with the Co-Adviser’s Code of Ethics, neither the Co-Adviser nor the Co-Adviser’s officers, directors, members or employees may engage in personal securities transactions based on material nonpublic information about a Fund’s portfolio holdings.

19.	This Agreement shall be governed and construed in accordance with the laws of the State of New York.

20. Interpretation and Definition of Terms.

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts, or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment” and “affiliated person,” as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the Act. In addition, when the effect of a requirement of the Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

21.	Captions.

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

22.	Execution in Counterparts.

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date and year first above written.

NORTHERN LIGHTS FUND TRUST

By:

Name: Kevin Wolf
Title: President

PRINCETON FUND ADVISORS, LLC

By:

Name:
Title:
EAGLE GLOBAL ADVISORS, LLC

By:

Name:
Title:

NORTHERN LIGHTS FUND TRUST

INVESTMENT ADVISORY AGREEMENT

APPENDIX A

NAME OF FUND	ANNUAL ADVISORY FEE AS A % OF AVERAGE NET ASSETS OF THE FUND
Eagle Energy Infrastructure Fund	1.25%

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY CARD

EAGLE ENERGY INFRASTRUCTURE FUND

Northern Lights Fund Trust
225 Pictoria Drive, Suite 450
Cincinnati, OH 45246

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 26, 2025

The undersigned, revoking prior proxies, hereby appoints Kevin Wolf, Tim Burdick and Stephanie Shearer as attorney-in-fact and proxy of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Eagle Energy Infrastructure Fund (the “Fund”) to be held on September 26, 2025 at 10:00 a.m. ET at the offices of Ultimus Fund Solutions, LLC located at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, or at any adjournment thereof, upon the Proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-488-8035. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on September 26, 2025. The proxy statement for this meeting is available at: vote.proxyonline.com/Princeton/docs

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

EAGLE ENERGY INFRASTRUCTURE FUND

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.
PROXY CARD

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:	●

	Proposal:	FOR	AGAINST	ABSTAIN

1.	To approve a new investment co-advisory agreement (“New Co-Advisory Agreement”) by and between the Trust, on behalf of the Fund, Princeton Fund Advisors, LLC and Eagle Global Advisors, LLC, the current investment co-advisers to the Fund. No fee increase is proposed.	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]